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                                                                      EXHIBIT 21

               SUBSIDIARIES OF MILLENNIUM PHARMACEUTICALS, INC.



NAME OF SUBSIDIARY                        JURISDICTION OF ORGANIZATION
------------------                        ----------------------------

mHoldings Corporation                           Delaware

mHoldings Trust                                 Massachusetts

Millennium Pharmaceuticals International Ltd.   Bermuda

Millennium Pharmaceuticals Research
and Development, Ltd.                           United Kingdom

Millennium Pharmaceuticals, Ltd.                United Kingdom